EXHIBIT 4(c)-3

                           ETHAN ALLEN INTERIORS INC.

                               FIRST AMENDMENT TO

                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN


         This First Amendment to the Amended and Restated 1992 Stock Option Plan (as amended and restated, the "Plan") of Ethan Allen Interiors Inc. (the "Company") is dated as of December 11, 1998 (this "Amendment").

         WHEREAS, the Board of Directors (the "Board") of the Company adopted the Plan on March 23, 1993 to advance the interests of the Company and its subsidiaries, to strengthen the Company's ability to attract and retain of its directors and employees and to provide such directors and employees with an opportunity to acquire an equity interest in the Company;

         WHEREAS,  the Plan was amended as of November 4, 1996,  and amended and
restated  as  of  October  28,  1997,  in  connection  with  prior   shareholder
solicitations;

         WHEREAS, the Board approved this Amendment in order to increase the number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"),.
associated with each Formula Option from 2,500 to 3,000;

         WHEREAS, the stockholders of the Company have, at a meeting duly called and held by the Company on November 16, 1998, approved the increase in the number of shares of Common Stock associated with each Formula Option;

         NOW,   THEREFORE,   in  consideration  of  the  mutual  agreements  and
understandings set forth herein, the Plan is hereby amended as follows:

         1. Section 5.1 of the Plan is hereby amended by deleting the number "2,500" and substituting therefor "3,000".

         2. Except as herein amended, the Plan shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Plan to "this Plan," "hereunder," "hereof," "herein" or words of like import, and each reference to the Plan in any other agreements, documents or instruments executed and delivered pursuant to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment.